UNITED STATES

                       SECURITITES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 2003


                         Broadway Financial Corporation
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4547287
           (State of Incorporation) (IRS Employer Identification No.)

             4800 Wilshire Boulevard, Los Angeles, California 90010
                    (Address of Principal Executive Offices)

                                 (323) 634-1700
                (Issuer's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 7.      Exhibits

             (c)     Exhibit 99.1

             Copy of Press Release on earnings for the quarter ended September 30, 2003.


Item 12.     Results of Operations and Financial Condition

             On October 29, 2003, Broadway Financial Corporation issued a Press Release on earnings for the quarter ended September 30, 2003. A copy of the Press Release is attached as Exhibit 99.1.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         BROADWAY FINANCIAL CORPORATION
                                  (Registrant)


Date:  October 29, 2003             /s/ Alvin D. Kang
                                   (Signature)

                                    Name:  Alvin D. Kang
                                           Chief Financial Officer

                                  EXHIBIT INDEX



    Exhibit No.               Exhibit                 Page No.
       99.1                Press Release                  4

News Release

FOR IMMEDIATE RELEASE       Contact: Paul C. Hudson, President/CEO
                                     Alvin D. Kang, CFO
                                     (323) 634-1700
                                     www.broadwayfed.com

     Broadway Financial Corporation Reports Third Quarter Net Earnings

LOS ANGELES, CA - (BUSINESS WIRE) - October 29, 2003 - Broadway Financial Corporation (the "Company") (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (the "Bank"), today reported net earnings of $379,000 and $1,099,000 or $0.19 and $0.55 per diluted share for the three and nine months ended September 30, 2003, compared to $440,000 and $1,088,000, or $0.24 and $0.59 per diluted share, respectively, for the three and nine months ended September 30, 2002. Compared to 2002, third quarter net earnings decreased 13.86% and net earnings for the nine months increased 1.01%.

President Paul C. Hudson stated, "The last two months have been encouraging as our loan origination volume has increased, and we have had net loan growth in spite of continuing heavy loan prepayments. Our pipeline of loans in process is also growing, which bodes well for the next quarter". Hudson explained, "We expected net earnings for the current quarter to be less than last year due to the effective tax rate in third quarter 2002 being 7% lower than the current quarter. In 2002, we benefited from a higher California Enterprise Zone tax incentive that reduced California taxable income."

Net Earnings

The change in net earnings, comparing 2003 to 2002, was primarily attributable to the increase in net interest income and non-interest income, offset by an increase in non-interest expense. Additionally, the effective tax rate was lower in 2002 as a result of higher interest income exclusions relating to loans made in California Enterprise Zones. Net interest income after provision for loan losses increased $39,000 and $201,000 or 1.95% and 3.36%, respectively, for the three and nine months ended September 30, 2003 compared to the same periods in 2002. Non-interest income increased $133,000 and $267,000 or 59.38% and 41.98%, respectively, for the three and nine months ended September 30, 2003 compared to the same periods in 2002. Non-interest expense increased $200,000 and $405,000, or 12.55% and 8.25%, respectively, for the three and nine months ended September 30, 2003 compared to the same periods in 2002.

Net Interest Income

Net interest income after provision for loan losses increased to $2,037,000 and $6,189,000 for the three and nine months ended September 30, 2003, from $1,998,000 and $5,988,000 for the same periods in 2002. A nine month rate/volume analysis indicates that the $201,000 increase was primarily attributable to the impact of the growth in average interest-earning assets of $32.9 million or 19.02%, and interest-bearing liabilities of $30.8 million or 18.85%, which resulted in an increase in net interest income of $1,080,000 (volume impact), offset by the impact of a decrease in the net interest rate spread of 57 basis points, which resulted in a decrease in net interest income of $879,000 (rate impact).

Loan originations were $18.8 million and $37.8 million for the three and nine months ended September 30, 2003 compared to $7.0 million and $20.4 million for the same periods in 2002. Loan purchases were $3.8 million and $17.8 million for the three and nine months ended September 30, 2003, compared to $820,000 and $820,000 for the same periods in 2002. Mortgage-backed securities ("MBS") purchases were $3.4 million and $15.4 million for the three and nine months ended September 30, 2003 compared to 5.0 million and $9.0 million for the same periods in 2002. Loan prepayments amounted to $12.9 million and $36.0 million for the three and nine months ended September 30, 2003 compared to $6.8 million and $21.8 million for the same periods in 2002. In the current low interest rate environment, prepayments are not expected to abate until interest rates rise significantly, and therefore management is focused on increasing loan volume through originations and purchases. Loans receivable, net grew $20.5 million since December 31, 2002, and reflects the improvements made by Management in the Bank's loan product offerings as well as in its efficiency in service to new loan customers.

Interest-bearing liabilities increased $2.7 million during the third quarter. This was attributable to the net effect of an increase in deposits of $3.8 million and a decrease in FHLB advances of $1.1 million. For the nine months ended September 30, 2003, interest-bearing liabilities increased $13.5 million, comprised of an $11.1 million increase in deposits and $2.4 million increase in FHLB advances.

The net interest rate spread for the three and nine months ended September 30, 2003 was 3.78% and 3.90% respectively, compared to 4.39% and 4.47%, respectively, for the same periods in 2002. The 61 and 57 basis point decrease in spread was attributable to the larger decline in the weighted average yield on the loan portfolio, compared to the decline in the weighted average cost of funds on interest-bearing liabilities. The yield on interest-earning assets declined 120 and 128 basis points to 5.65% and 5.87%, respectively, for the three and nine months ended September 30, 2003 from 6.85% and 7.15%, respectively, for the same periods in 2002. The weighted average cost of funds declined to 1.88% and 1.97%, respectively, for the three and nine months ended September 30, 2003 compared to 2.46% and 2.68% for the same periods in 2002. The primary spread (weighted average interest rate on loans minus weighted average interest rate on deposits) at September 30, 2003 was 4.62% compared to 4.76% at September 30, 2002, a decline of 14 basis points.

Non-interest Income

Total non-interest income increased to $357,000 and $903,000 for the three and nine months ended September 30, 2003, from $224,000 and $636,000 for the same periods in 2002. The $133,000 increase in the third quarter from 2002 to 2003 was primarily attributable to an increase in loan fees and service charges, and net gains on sale of investments and MBS available for sale.

Non-interest Expense

Total non-interest expense increased to $1,793,000 and $5,313,000 for the three and nine months ended September 30, 2003 from $1,593,000 and 4,908,000 for the same periods in 2002. The $200,000 increase in the third quarter from 2002 to 2003 was primarily attributable to increases in compensation and benefits costs and occupancy expenses.

Loans Receivable, Net

Loans receivable, net increased $20.5 million or 14.6% to $160.6 million at September 30, 2003 from $140.1 million at December 31, 2002. During the nine months ended September 30, 2003, the Bank purchased $17.8 million of adjustable rate mortgage loans having an initial fixed rate period ("hybrid ARMs"). These purchases of hybrid ARMs, along with loan originations offset the combined negative effect of a decline in the yield on the loan portfolio and the continuing high level of loan prepayments.

The allowance for loan losses as a percentage of total loans was 0.87% at September 30, 2003 compared to 0.98% at December 31, 2002 and 1.10% at September 30, 2002. The Bank's non-performing assets to total assets ratio improved to 0.04% at September 30, 2003 compared to 0.07% at December 31, 2002 and 0.18% at September 30, 2002. At September 30, 2003, the Bank had no loans in foreclosure or REO (real estate owned) properties.

Deposits

Total deposits increased $11.1 million or 7.11% to $167.2 million from $156.1 million at December 31, 2002. Core deposits (NOW, demand, money market, and passbook accounts) increased by $1.2 million during the third quarter of 2003. At September 30, 2003 core deposits represented 44.6% of total deposits, compared to 40.4% at December 31, 2002, and 39.4% at September 30, 2002. Management has focused on increasing core deposit customers and closely managing its cost of deposits. Management expects deposit growth to be the primary source of funds for loan growth and plans to aggressively market deposit products to targeted customers.

Performance Ratios

For the three months ended September 30, 2003 the Company's return on average equity declined to 8.49% compared to 11.39% for the same period in 2002. The return on average assets also declined to 0.69% for the three months ended September 30, 2003 compared to 0.95% for the same period in 2002. The ratio of non-interest expense to average assets improved to 3.28% for the three months ended September 30, 2003 compared to 3.46% for the same period in 2002. The efficiency ratio increased to 74.90% in third quarter 2003 compared to 71.69% in third quarter 2002.

About us

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one located in the nearby city of Inglewood, California. At September 30, 2003, the Bank met the capital requirements necessary to be deemed "well capitalized" for regulatory capital purposes.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                  (Dollars in thousands, except share amounts)
                                   (Unaudited)

                                                                       September 30,       December 31,
                                                                           2003               2002
Assets
Cash                                                                    $    4,264        $    3,859
Federal funds sold                                                           6,900             1,500
Interest bearing deposits                                                        -             1,028
Investment securities held to maturity                                       2,996             2,000
Investment securities available for sale                                         -             5,007
Mortgage-backed securities held to maturity                                  7,327            10,843
Mortgage-backed securities available for sale                               20,843            27,697
Loans receivable, net                                                      160,585           140,085
Loans receivable held for sale, at lower of cost or fair value               1,852             3,770
Accrued interest receivable                                                    932               995
Investments in capital stock of Federal Home Loan Bank, at cost              1,771             1,561
Office properties and equipment, net                                         5,664             5,811
Other assets                                                                 8,579               750
         Total assets                                                   $  221,713        $  204,906

Liabilities and stockholders' equity

Deposits                                                                $  167,285        $  156,148
Advances from Federal Home Loan Bank                                        31,071            28,724
Advance payments by borrowers for taxes and insurance                          533               311
Deferred income taxes                                                          906               931
Other liabilities                                                            4,004             1,871
         Total liabilities                                                 203,799           187,985

Stockholders' Equity
Preferred non-convertible, non-cumulative, and non-voting stock,
         $.01 par value, authorized 1,000,000 shares; issued and
         outstanding 155,199 shares at September 30, 2003 and
         December 31, 2002                                                       2                 2
Common stock, $.01 par value, authorized 3,000,000 shares; issued and outstanding 1,831,485 shares at September 30, 2003 and
         1,815,294 at December 31, 2002                                         10                10
Additional paid-in capital                                                  10,501            10,512
Accumulated other comprehensive gain, net of taxes                              26                57
Retained earnings-substantially restricted                                   7,844             7,005
Treasury stock-at cost, 37,457 shares at September 30, 2003
         and 53,648 shares at December 31, 2002                               (363)             (520)
Unearned Employee Stock Ownership Plan shares                                 (106)             (145)
         Total stockholders' equity                                         17,914            16,921

         Total liabilities and stockholders'  equity                    $  221,713        $  204,906


                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                              Three Months ended          Nine Months ended
                                                                September 30,                September 30,
                                                             2003          2002          2003             2002

Interest on loans receivable                               $  2,556    $    2,644      $   7,669     $    8,220
Interest on investment securities held to maturity               26            40             84            129
Interest on investment securities available for sale              7            92             52            182
Interest on mortgage-backed securities                          345           208          1,153            612
Other interest income                                            27            36            102            131

Total interest income                                         2,961         3,020          9,060          9,274


Interest on deposits                                            730           887          2,315          2,900
Interest on borrowings                                          194           135            556            386

Total interest expense                                          924         1,022          2,871          3,286

Net interest income before provision for loan losses          2,037         1,998          6,189          5,988

Provision for loan losses                                      -             -              -              -

Net interest income after provision for loan losses           2,037         1,998          6,189          5,988

Noninterest income:
     Service charges                                            255           186            773            574
     Gain on loans receivable held for sale                    -             -                18              -
     Other                                                      102            38            112             62
Total noninterest income                                        357           224            903            636

Noninterest expense:
     Compensation and benefits                                1,038           898          2,986          2,717
     Occupancy expense, net                                     152           108            795            765
     Information services                                       267           282            434            472
     Professional services                                      104           123            372            322
     Office service and supplies                                103           100            315            295
     Other                                                      129            82            411            337
Total noninterest expense                                     1,793         1,593          5,313          4,908

Earnings before income taxes                                    601           629          1,779          1,716

Income taxes                                                    222           189            680            628

Net earnings                                                $   379    $      440      $   1,099     $    1,088

Other comprehensive income (loss):
  Unrealized income (loss) on securties available for sale  $  (460)   $      (24)     $     (56)    $       13
  Income tax benefit (expense)                                  179            10             25             (5)
Total other comprehensive income (loss)                        (281)          (14)           (31)             8

Comprehensive earnings                                      $    98    $      426      $   1,068     $    1,096

Net earnings                                                    379           440          1,099          1,088
Dividends paid on preferred stock                               (19)           (7)           (58)           (21)

Earnings available to common shareholders                   $   360    $      433      $   1,041     $    1,067

Earnings per share-basic                                      $0.20         $0.25          $0.58          $0.60
Earnings per share-diluted                                    $0.19         $0.24          $0.55          $0.59
Dividend declared per share-common stock                      $0.04         $0.03          $0.11          $0.08
Basic weighted average shares outstanding                 1,802,204     1,776,008      1,794,726      1,779,612
Diluted weighted average shares outstanding               1,908,887     1,813,192      1,894,614      1,805,718

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Selected Ratios and Data
                             (Dollars in thousands)

                                                   As of September 30,    Well-Capitalized
                                                    2003         2002        Requirement

Tangible capital                                    7.53%        7.32%          5.00%
Core capital                                        7.53%        7.32%          6.00%
Total Risk-Based Capital                           13.19%       13.38%         10.00%

Non-performing loans as a percentage
              of total  gross loans                 0.05%        0.17%

Non-performing assets as a percentage
              of total assets                       0.04%        0.18%

Allowance for loan losses as a percentage
              of total gross loans                  0.87%        1.10%

Allowance for loan losses as a percentage
              of non-performing loans            1786.25%      660.08%

Allowance for losses as a percentage
              of non-performing assets           1786.25%      455.36%

Non-accrual loans                               $      80     $    238
Real estate acquired through foreclosure                -          107
              Total non-performing assets       $      80     $    345


                                                    Three Months Ended        Nine Months Ended
                                                       September 30,            September 30,
                                                     2003        2002         2003        2002
Performance Ratios:
Return on average assets                            0.69%        0.95%        0.68%       0.80%
Return on average equity                            8.49%       11.39%        8.70%       9.56%
Average equity to average assets                    8.18%        8.38%        7.86%       8.38%
Non-interest expense to average assets              3.28%        3.46%        3.30%       3.61%
Efficiency ratio                                   74.90%       71.69%       74.92%      74.09%
Net interest rate spread (1)                        3.78%        4.39%        3.90%       4.47%
Effective net interest rate spread (2)              3.89%        4.53%        4.01%       4.62%



(1)  Net interest rate spread  represents  the  difference  between the yield on
     average   interest-earning   assets   and  the  cost  of   interest-bearing
     liabilities before provision for loan losses.

(2) Effective net interest rate spread represents net interest income before provision for loan losses as a percentage of average interest-earning assets.

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Support for Calculations
                             (Dollars in thousands)

                                                       Three Months Ended                    Nine Months Ended
                                                          September 30,                        September 30,
                                                      2003             2002              2003                2002

Total assets                                       $  221,713      $  190,747         $  221,713        $  190,747
Total gross loans                                  $  164,535      $  142,521         $  164,535        $  142,521
Total equity                                       $   17,914      $   15,578         $   17,914        $   15,578
Average assets                                     $  218,383      $  184,300         $  214,460        $  181,135
Average loans                                      $  155,143      $  138,274         $  151,401        $  139,061
Average equity                                     $   17,862      $   15,451         $   16,851        $   15,175
Average interest-earning assets                    $  209,463      $  176,258         $  205,842        $  172,941
Average interest-bearing liabilities               $  196,794      $  166,197         $  194,120        $  163,334
Net income                                         $      379      $      440         $    1,099        $    1,088
Total income                                       $    2,394      $    2,222         $    7,092        $    6,624
Non-interest expense                               $    1,793      $    1,593         $    5,313        $    4,908
Efficiency ratio                                       74.90%          71.69%             74.92%            74.09%
Non-accrual loans                                  $       80      $      238         $       80        $      238
REO, net                                           $     -         $      107         $     -           $      107
ALLL                                               $    1,429      $    1,571         $    1,429        $    1,571
REO-Allowance                                      $     -         $     -            $     -           $     -
Interest income                                    $    2,961      $    3,020         $    9,060        $    9,274
Interest expense                                   $      924      $    1,022         $    2,871        $    3,286
Net interest income before provision               $    2,037      $    1,998         $    6,189        $    5,988
